Lightbridge Announces Fourth Quarter and Year End 2005 Financial Results
and Restatement Related to Deferred Taxes
Revenue and EPS Exceeds Guidance for the Fourth Quarter
Record Revenue for Authorize.Net of $12.8M — Up 29% Over Prior Year, 9% Sequentially
Burlington, MA — January 25, 2006 — MARKETWIRE — Lightbridge, Inc. (NASDAQ: LTBG), a leading e-commerce, analytics and decisioning company, today reported financial results for the fourth quarter and full year 2005.
Financial Review
Revenue from continuing operations for the fourth quarter of 2005 was $27.3 million versus $29.2 million for the fourth quarter of 2004. This represents a 6% decrease compared to the prior year due primarily to lower revenue from Telecom Decisioning Services (TDS) clients. Authorize.Net revenue for the fourth quarter of 2005 was a record $12.8 million, an increase of 29% over the $9.9 million reported in the fourth quarter of 2004.
The Company reported a net income from continuing operations of $3.9 million, or $0.14 per diluted share during the fourth quarter of 2005, versus a restated net loss of $8.0 million, or ($0.30) per diluted share, for the comparable period of 2004. Results for the fourth quarter of 2004 included herein have been restated as described in the discussion below.
For the full year ended December 31, 2005, the Company reported revenue from continuing operations of $108.3 million, a decrease of 6% compared to $115.1 million for the year ended December 31, 2004, due primarily to lower revenue from TDS and partially offset by growth in the payment processing business. Authorize.Net revenue increased 29% for the full year 2005 to a record $45.3 million compared to $35.2 million for the full year of 2004, which includes one quarter as reported by InfoSpace, Inc., its former owner. Lightbridge acquired Authorize.Net on March 31, 2004. The Company reported a net income from continuing operations of $8.6 million, or $0.32 per diluted share for the full year of 2005 versus a restated net loss of $7.6 million, or ($0.29) per diluted share for the full year of 2004.

Lightbridge Announces Fourth Quarter 2005 Financial Results—Page 2

Business Perspective
“Lightbridge delivered an outstanding quarter, with very positive metrics from Authorize.Net and a strong performance in our Telecom Decisioning Services (TDS) business” said Bob Donahue, president and chief executive officer of Lightbridge, Inc. “Our strategic vision, strong client and reseller partnerships, and unwavering focus on quality service and customer satisfaction helped us to achieve a strong finish to a solid 2005.”
Mr. Donahue continued, “2005 was an exceptional year for our Authorize.Net business; enjoying strong growth and extending its reach into the Card Present world through the introduction of mobile commerce and IP enabled POS platforms and applications. We benefited from the reputation we’ve built with the small to medium sized merchant as well as the exploding growth in the e-commerce industry.”
“We believe the outlook for Lightbridge in 2006 is excellent,” added Mr. Donahue. “We made significant changes to the structure of our Company in 2005 by divesting our Intelligent Network business and closing the Instant Conferencing business. We returned our business to profitability in 2005 with a strong balance sheet, and with the management team in place to bring the Company to the next level and deliver shareholder value.”
Authorize.Net Metrics
•	Added 13,647 new merchants in the fourth quarter of 2005 with net new additions totaling nearly 5,900

•	Active Merchants as of December 31, 2005 at a record 136,000, up 20% over the prior year

•	Number of transactions processed in the fourth quarter increased to a record 72.1 million, a 28% increase over the comparable quarter last year

•	Processed a record $6.8 billion of merchant transactions in the fourth quarter, up 37% compared to the comparable period in 2004
Select Recent Highlights
•	Authorize.Net validated its compliance with VISA’s Cardholder Information Security Program (CISP) for third straight year

•	Announced the decision to retain the TDS business after exploring strategic alternatives

•	Announced a restructuring in January 2006, primarily affecting the TDS business

Lightbridge Announces Fourth Quarter 2005 Financial Results—Page 3

Cash and Short-term Investments
At December 31, 2005, Lightbridge’s cash and short-term investments position was $84.8 million, compared to $51.6 million at December 31, 2004. This includes funds due to merchants of $7.1 million at year end 2005 compared to $5.6 million at the end of 2004.
Restatement Attributable to Tax Expense and Deferred Taxes
On January 25, 2006, the Company determined that previously issued financial statements for the three months ended March 31, 2005, June 30, 2005 and September 30, 2005 and for the three months and year ended December 31, 2004 should no longer be relied upon and should be restated in order to record additional tax expense associated with the deferred tax liability related to goodwill and trademarks which resulted from the acquisition of Authorize.Net in 2004. For more information on the restatement, please refer to our Current Report on Form 8-K filed today. These non-cash adjustments to income tax expense increase the net loss for the quarter and year ended December 31, 2004 by $1.3 million or $0.05 per diluted share and for the quarter ended March 31, 2005 by $408,000 or $0.01 per diluted share. The non-cash adjustments also decreased the earnings per share in the quarters June 30, 2005 by $408,000 or $0.02 per diluted share and the quarter ended September 30, 2005 by $500,000 or $0.01 per diluted share. The additional tax expense will not result in increased cash tax liability for the Company. Also, these adjustments have no effect on revenue, net income before taxes or cash from operating activities. For more information on the adjustments for deferred taxes, please refer to the Table of Adjustments below. The Company plans to amend its quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2005, June 30, 2005 and September 30, 2005 and its Annual Report on Form 10-K for the year ended December 31, 2004.
Company Performance versus Previous Guidance — Fourth Quarter 2004
Lightbridge’s revenue from continuing operations of $27.3 million was above the Company’s estimates released on October 26, 2005 of $25.5 to $27.0 million for the fourth quarter of 2005, and in line with the preliminary results released January 13, 2006 of between $27.0 to $27.5 million. The Company’s previous guidance included revenue expectations for Authorize.Net of $12.0 to $12.5 million with actual results for this business reported at $12.8 million.
Similarly, Lightbridge’s earnings per share from continuing operations of $0.14 is greater than its previously issued guidance of earnings per share in the range of $0.06 to $0.10 for the fourth quarter of

Lightbridge Announces Fourth Quarter 2005 Financial Results—Page 4

2005. Earnings per share results were in line with the preliminary results issued January 13, 2006 of $0.12 to $0.16.
Company Guidance — First Quarter 2006
Lightbridge estimates total revenue will be in the range of $25.5 to $26.5 million for the first quarter 2006 with Authorize.Net expected to contribute in the range of $13.0 to $13.6 million. Including restructuring charges previously announced and estimated share based compensation expense of $300,000 to $1.1 million, earnings per share is expected to be between a loss of ($0.01) and an income of $0.07 for the first quarter of 2006. The Company’s guidance is as of the date of this release.
Conference Call Information
Lightbridge will conduct a conference call today, Wednesday, January 25, 2006 at 5:00 pm (ET) to discuss the information contained in this news release. The Company invites the public to join by dialing 1-888-802-8576. Investors wishing to listen to a webcast of the conference call should link to the “Investor Relations” section of www.lightbridge.com at least 15 minutes prior to the broadcast and follow the instructions provided to assure the necessary audio applications are downloaded and installed. The call will be available online at the Company’s website for two weeks. The replay will be available one hour after the call and can be accessed by dialing 877-519-4471. The passcode number is 6898851. The replay will be available until February 8, 2006.
About Lightbridge
Lightbridge, Inc. (NASDAQ: LTBG) is a leading e-commerce, decisioning and analytics company that businesses trust to manage customer transactions. Lightbridge adds value to fraud screening, credit qualification and payment authorization services. Lightbridge solutions leverage intelligent automated systems and human expertise, delivered primarily through the efficiencies and cost savings of an outsourced business model. Businesses use Lightbridge to make smarter decisions, deliver better services, provide secure payments, reduce costs and enhance the lifetime value of their customers. For more information, visit www.lightbridge.com.
Note to Editors: LIGHTBRIDGE, the Lightbridge logo, and AUTHORIZE.NET are registered trademarks of Lightbridge Inc. All other trademarks and registered trademarks are the properties of their respective owners.
Contacts:
Lynn Ricci
Investor & Media Relations
Lightbridge, Inc.
781/359-4854

Lightbridge Announces Fourth Quarter 2005 Financial Results—Page 5

Forward-looking Statements
Certain statements in this news release that are not historical facts, including, without limitation, those relating to the Company’s restatement, first quarter 2006 guidance and outlook for 2006 are forward-looking statements that involve risks and uncertainties. Such statements are based upon the current beliefs and expectations of the management of the Company. Actual results may vary materially from those contained in forward-looking statements based on a number of factors including, without limitation, (i) dependence on a limited number of clients, (ii) the Company’s revenue concentration in the wireless telecommunications business and the declining subscriber growth rate in that business, (iii) continuing rapid change in the telecommunications industry, payment processing industry, and other markets in which the Company does business that may affect both the Company and its clients, (iv) current and future economic conditions generally and particularly in the telecommunications and payment processing industry, (v) uncertainties about the Company’s ability to execute on, and about the impact on the Company’s business and operations of, its objectives, plans or strategies as a result of potential technological, market or competitive factors, (vi) the impact of restatements and restructuring and other charges on the Company’s business and operations, (vii) integration, employee retention, recognition of cost and other benefits and revenue synergies, and other risks associated with acquisitions, (viii) the industry risks associated with Authorize.Net’s business and operations including, without limitation, illegal or improper uses of Authorize.Net’s payment system, unauthorized intrusions and attacks on Authorize.Net’s payment system that may impair the operation of its payment systems, changes in or failures to comply with credit card association rules, governmental regulation and the application of existing laws to Authorize.Net’s business and dependence on relationships with third party payment processors, (ix) the factors disclosed in the Company’s filings with the U.S. Securities and Exchange Commission including, without limitation, its 2004 Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q. The Company undertakes no obligation to update any forward-looking statements.

Lightbridge Announces Fourth Quarter 2005 Financial Results—Page 6

Lightbridge, Inc. and Subsidiaries
Unaudited, Condensed, Consolidated Income Statement
(in thousands, except per share data)
Restated for discontinued operations

	Quarter Ended
	December 31,	September 30,	December 31,
	2005	2005*	2004*

Revenues	$27,309	$27,232	$29,160

Cost of revenues	12,003	12,288	14,730

Gross profit	15,306	14,944	14,430

Operating expenses:
Engineering and development	3,394	3,502	4,256
Sales and marketing	4,696	4,461	4,415
General and administrative	3,586	4,113	3,660
Restructuring charges and related asset impairments	(4)	1,544	1,611

Total operating expenses	11,672	13,620	13,942

Income from operations	3,634	1,324	488

Other income, net	718	489	181

Income from continuing operations before provision for income taxes	4,352	1,813	669

Provision for income taxes	496	558	8,628

Income (loss) from continuing operations	3,856	1,255	(7,959)

Discontinued operations, net of income taxes:
Discontinued operations	57	(268)	(2,978)

Total discontinued operations, net of income taxes	57	(268)	(2,978)

Net income (loss)	$3,913	$987	$(10,937)

Net income (loss) per common share (basic):
From continuing operations	$0.15	$0.05	$(0.30)
From discontinued operations	0.00	(0.01)	(0.11)

Net income (loss) per common share (basic):	$0.15	$0.04	$(0.41)

Net income (loss) per common share (diluted):
From continuing operations	$0.14	$0.05	$(0.30)
From discontinued operations	0.00	(0.01)	(0.11)

Net income (loss) per common share (diluted):	$0.14	$0.04	$(0.41)

Basic weighted average shares	26,786	26,678	26,504

Diluted weighted average shares	27,669	27,345	26,504

*	— Restated for deferred tax adjustment, see Table A — Restatement Summary

Lightbridge Announces Fourth Quarter 2005 Financial Results—Page 7
Lightbridge, Inc. and Subsidiaries
Unaudited, Condensed, Consolidated Income Statement
(in thousands, except per share data)
Restated for discontinued operations

	12 Months Ended

	December 31,	December 31,
	2005	2004 *

Revenues	$108,278	$115,133

Cost of revenues	49,803	58,533

Gross profit	58,475	56,600

Operating expenses:
Engineering and development	14,375	18,002
Sales and marketing	18,072	17,705
General and administrative	15,974	15,758
Restructuring charges and related asset impairments	1,259	4,069
Purchased in-process research and development	—	679

Total operating expenses	49,680	56,213

Income from operations	8,795	387

Other income, net	1,797	645

Income from continuing operations before provision for income taxes	10,592	1,032

Provision for income taxes	1,976	8,677

Income (loss) from continuing operations	8,616	(7,645)

Discontinued operations, net of income taxes:
Gain on sale of INS assets	12,689	—
Discontinued operations	(2,293)	(7,760)

Total discontinued operations, net of income taxes	10,396	(7,760)

Net income (loss)	$19,012	$(15,405)

Net income (loss) per common share (basic):
From continuing operations	$0.32	$(0.29)
From discontinued operations	0.39	(0.29)

Net income (loss) per common share (basic):	$0.71	$(0.58)

Net income (loss) per common share (diluted):
From continuing operations	$0.32	$(0.29)
From discontinued operations	0.38	(0.29)

Net income (loss) per common share (diluted):	$0.70	$(0.58)

Basic weighted average shares	26,670	26,643

Diluted weighted average shares	27,282	26,643

* — Restated for deferred tax adjustment, see Table A — Restatement Summary

Lightbridge Announces Fourth Quarter 2005 Financial Results—Page 8
Lightbridge, Inc. and Subsidiaries Unaudited Segment Financial Information
(in thousands, except percentage amounts)
Restated for discontinued operations

	Quarter Ended

	December 31,	September 30,	December 30,
	2005	2005	2004

Revenues:
TDS	$14,542	$15,518	$19,301
Payment Processing	12,767	11,714	9,859

Total revenues	$27,309	$27,232	$29,160

Gross Profit (Loss):
TDS	$5,322	$5,776	$6,996
Payment Processing	9,984	9,168	7,434

Total gross profit	$15,306	$14,944	$14,430

Gross Profit %:
TDS	36.6%	37.2%	36.2%
Payment Processing	78.2%	78.3%	75.4%

Total gross profit %	56.0%	54.9%	49.5%

Operating Income:
TDS	$2,727	$2,859	$2,732
Payment Processing	3,572	3,255	2,022

Sub-total — Reportable segments	6,299	6,114	4,754
Reconciling items (1)	(2,665)	(4,790)	(4,266)

Consolidated total	$3,634	$1,324	$488

(1) — Reconciling items from segment operating income to consolidated operating loss include the following:

	Quarter Ended
	December 31,	September 30,	December 31,
	2005	2005	2004

Restructuring costs	$4	$(1,544)	$(1,611)
Unallocated corporate and centralized marketing, general and administrative expenses	(2,669)	(3,246)	(2,655)

Total	$(2,665)	$(4,790)	$(4,266)

Lightbridge Announces Fourth Quarter 2005 Financial Results—Page 9
Lightbridge, Inc. and Subsidiaries
Unaudited Segment Financial Information
(in thousands, except percentage amounts)
Restated for discontinued operations

	12 Months Ended

	December 31,	December 31,
	2005	2004

Revenues:
TDS	$62,950	$88,297
Payment Processing	45,328	26,836

Total revenues	$108,278	$115,133

Gross Profit (Loss):
TDS	$23,049	$37,020
Payment Processing	35,426	19,580

Total gross profit	$58,475	$56,600

Gross Profit (Loss) %:
TDS	36.6%	41.9%
Payment Processing	78.2%	73.0%

Total gross profit %	54.0%	49.2%

Operating Income:
TDS	$11,275	$16,118
Payment Processing	11,378	3,560

Sub-total — Reportable segments	22,653	19,678
Reconciling items (1)	(13,858)	(19,291)

Consolidated total	$8,795	$387

(1) — Reconciling items from segment operating income to consolidated operating loss include the following:

	12 Months Ended
	December 31,	December 31,
	2005	2004

Restructuring costs	$(1,259)	$(4,069)
Unallocated corporate and centralized marketing, general and administrative expenses	(12,599)	(15,222)

Total	$(13,858)	$(19,291)

Lightbridge Announces Fourth Quarter 2005 Financial Results—Page 10
Lightbridge, Inc. and Subsidiaries
Unaudited, Condensed, Consolidated Balance Sheets
(in thousands)
Restated for discontinued operations

	December 31,	December 31,
	2005	2004 *

Assets

Current assets:
Cash and cash equivalents	$83,120	$39,036
Short-term investments	1,688	12,589

Total cash and short term investments	84,808	51,625

Accounts receivable, net	11,662	14,368
Other current assets	3,314	2,189
Current assets retained after sale of INS assets	367	5,490
Current assets of discontinued operations	—	25

Total current assets	100,151	73,697

Property and equipment, net	10,804	15,819
Other assets, net	138	197
Restricted cash	2,100	600
Goodwill	57,628	57,628
Intangible assets, net	18,414	21,247
Non-current assets retained after sale of INS assets	300	753
Non-current assets of discontinued operations	—	545

Total assets	$189,535	$170,486

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable and accrued liabilities	$13,967	$13,088
Deferred rent obligation	656	1,592
Deferred revenues	2,863	2,331
Funds due to merchants	7,112	5,558
Reserve for restructuring	989	2,515
Current liabilities retained after sale of INS assets	408	5,318
Current liabilities of discontinued operations	—	298

Total current liabilities	25,995	30,700
Deferred rent, less current portion	1,876	2,709
Deferred tax liability	3,074	1,261
Long-term liabilities	965	149
Non-current liabilities retained after sale of INS assets	672	—

Total liabilities	32,582	34,819

Commitments and contingencies

Stockholders’ equity:
Common stock	303	300
Additional paid-in capital	169,648	167,465
Warrants	—	206
Accumulated other comprehensive gain/(loss)	110	(184)
Retained earnings	7,679	(11,333)

Total	177,740	156,454
Less: treasury stock, at cost	(20,787)	(20,787)

Total stockholders’ equity	156,953	135,667

Total liabilities and stockholders’ equity	$189,535	$170,486

* — Restated for deferred tax adjustment, see Table A — Restatement Summary

Lightbridge Announces Fourth Quarter 2005 Financial Results—Page 11
Table A — Restatement Summary
In thousands, except EPS

	December 31,		June 30,	September 30,
BALANCE SHEET DATA:	2004	March 31, 2005	2005	2005

Non-current deferred tax liability
As reported	$—	$—	$—	$—
As adjusted	$1,261	$1,669	$2,077	$2,577

Total liabilities
As reported	$33,558	$31,037	$31,502	$28,995
As adjusted	$34,819	$32,706	$33,579	$31,572

Retained earnings (accumulated deficit)
As reported	$(10,072)	$(10,764)	$4,856	$6,344
As adjusted	$(11,333)	$(12,433)	$2,779	$3,767

Total stockholders’ equity
As reported	$136,928	$136,743	$152,678	$155,099
As adjusted	$135,667	$135,074	$150,601	$152,522

	Year Ended	Quarter Ended

	December 31,	December 31,	March 31,	June 30,	September 30,
INCOME STATEMENT DATA:	2004	2004	2005	2005	2005

Provision for income tax
As reported (2)	$7,416	$7,367	$70	$34	$58
As adjusted	$8,677	$8,628	$478	$442	$558

Net income (loss)
As reported	$(14,144)	$(9,676)	$(692)	$15,620	$1,487
As adjusted	$(15,405)	$(10,937)	$(1,100)	$15,212	$987

Net income (loss) per common share (basic):
As reported	$(0.53)	$(0.37)	$(0.03)	$0.59	$0.06
As adjusted	$(0.58)	$(0.41)	$(0.04)	$0.57	$0.04

Net income (loss) per common share (diluted):
As reported	$(0.53)	$(0.37)	$(0.03)	$0.58	$0.05
As adjusted	$(0.58)	$(0.41)	$(0.04)	$0.56	$0.04

(2) — As reported given the effects of discontinued operations